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CONTACTS:
Larry G. Stambaugh
Chairman, President and CEO                        Ethan Denkensohn (Investors)
Dale A. Sander                                     Kathy Jones, Ph.D. (Media)
Chief Financial Officer                            Burns McClellan
(858) 453-4040                                     (212) 213-0006


                  FDA ADVISORY COMMITTEE DECLINES TO RECOMMEND
                   APPROVAL OF MAXAMINE-Registered Trademark-
                        FOR ADVANCED METASTATIC MELANOMA


San Diego, CA, December 13, 2000 - Maxim Pharmaceuticals (Nasdaq NM: MAXM,
SSE: MAXM) ) announced today that the Oncologic Drugs Advisory Committee to the U.S. Food and Drug Administration (FDA) has declined to recommend approval of the Company's lead drug candidate Maxamine-Registered Trademark- (histamine dihydrochloride) as an adjuvant to interleukin-2 (IL-2) for the treatment of patients with advanced metastatic melanoma that have liver metastases.

"While today's outcome is disappointing, the Maxamine Phase III study remains the only randomized, multi-center, well-controlled trial conducted to date that has demonstrated a significant survival benefit in this patient population," said Larry G. Stambaugh, Maxim's Chairman and Chief Executive Officer. "These data, and the data from our other clinical trials, leave us confident in the value of Maxamine as an adjunct to immunotherapy. Our take home message from the meeting was that the Phase III trial demonstrated a survival benefit, but was not adequate as a single study to support approval. We will now work with the FDA to develop a strategy to support the approvability of this drug in this patient population. Fortunately, Maxim has a sound financial position to weather a delay in the approval process."

"We will continue our other existing and planned research and clinical programs, including the two Phase III trials and four Phase II trials that we currently have underway in cancer and hepatitis C," said Dale Sander, Senior Vice President, Finance and Chief Financial Officer. "The results of the U.S. Phase III trial and the follow-on Phase II trial confirmed that Maxamine

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provides a survival benefit to advanced metastatic melanoma patients with liver metastases, and is a therapy that we believe is well-tolerated. The results of our other studies in renal cell carcinoma, acute myelogenous leukemia and hepatitis C also give us positive clinical evidence of the potential for Maxamine. We will certainly continue to aggressively develop this promising drug, including the additional Phase III trials we have already planned to commence in 2001."

In March 2000 the Company completed its 305-patient U.S. Phase III trial of Maxamine in advanced metastatic melanoma. The Phase III trial demonstrated that combination therapy using Maxamine plus the cytokine IL-2 significantly improved the survival of advanced metastatic melanoma patients with liver involvement (p = 0.0040) compared to treatment with IL-2 alone. Treatment with the combination of Maxamine and IL-2 increased median survival from 5.0 to 9.1 months, tripled survival rates at 24 months, and improved quality of life over treatment with IL-2 alone.

At the ODAC meeting the Company presented additional data from the U.S. Phase III trial, including survival results updated for 18 months of follow up (the original NDA submission was based on a minimum 12-month follow up of all patients):

     - After 18 months of follow up, patients with liver metastases treated with the combination of Maxamine and IL-2 significantly improved survival as evaluated by the application of the unadjusted Log-Rank Test to Kaplan Meier survival curves (p = 0.0033) compared to patients treated with IL-2 alone. The updated results are more statistically significant than was reported after 12 months of follow up (p = 0.0040).

     - For all patients randomized into the study, those treated with the combination of Maxamine and IL-2 improved survival with a trend toward significance (p = 0.0526 under the unadjusted Log-Rank Test) compared to patients treated with IL-2 alone. The updated results are stronger than was reported after 12 months of follow up (p = 0.125).

          The Company also reported the interim results from a follow-on U.S. Phase II study (M0103) in the United States in advanced metastatic melanoma that supports and confirms the results of the U.S. Phase III study. The M0103 study was commenced subsequent to completion of enrollment of the U.S. Phase III study to provide the top-enrolling centers in the Phase III study a vehicle to allow them to continue to treat new patients with the Maxamine combination. All patients enrolled in the M0103 study have similar inclusion criteria and are being treated with the Maxamine/IL-2 combination using the same protocol as the U.S. Phase III trial. To date, 126 patients have been enrolled in the study. Also, included in the M0103 study is additional research regarding the biologic activity underlying the mechanism of action for the Maxamine combination therapy. The 33 liver metastases patients enrolled in the M0103 study to date have achieved a 10.0-month median survival, consistent with the results of the U.S. Phase III study.

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          During the ODAC meeting the FDA expressed concerns regarding certain issues related to the U.S. Phase III trial, including patient randomization and purported demographic imbalances between the Maxamine and control arms of the study. The FDA suggested that purported imbalances influenced the survival benefit the Company reported for the patients with liver metastases treated with the Maxamine combination. The FDA also suggested that an additional clinical trial focusing on metastatic melanoma patients with liver metastases will likely be required to support approval. The Company reported that it has not had the opportunity to review the underlying components and details of the analyses performed by the FDA, and these results are inconsistent with the analyses performed by the Company under the approved statistical plan for the Phase III trial. The analyses performed by the Company under the statistical plan indicate that the statistically significant results from the Phase III trial are related to the effect of Maxamine as an adjuvant for the treatment of patients with liver metastases, as opposed to resulting from any differences in geographic region, demographics or known prognostic factors within the treatment arms.

          COMPANY OVERVIEW

          Maxim Pharmaceuticals is a late-stage biopharmaceutical company developing advanced drugs and therapies for cancer and infectious diseases. In addition to the recently completed Phase III trial in advanced metastatic melanoma, Maxamine is also currently being tested in two additional Phase III cancer clinical trials in 12 countries for advanced metastatic melanoma and acute myelogenous leukemia. Phase II trials of Maxamine are also underway for the treatment of hepatitis C and advanced renal cell carcinoma. The Company has also developed product candidates based on its MaxDerm-TM- technology that are designed for the treatment of medical conditions for which topical therapy is appropriate such as oral mucositis, herpes, decubitus ulcers, shingles, burns and related conditions. Lastly, Maxim is developing small-molecule inhibitors and activators of caspases, key enzymes that modulate and carry out the cellular signaling pathways involved in programmed cell death, also known as apoptosis. Compounds that can either inhibit caspases or induce caspases may form the basis for important new drugs for a wide variety of disease targets, such as cancer, cardiovascular disease and other degenerative diseases.

          THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS REGARDING THE EFFICACY AND INTENDED UTILIZATION OF MAXAMINE, MAXDERM AND THE CASPASE MODULATOR COMPOUNDS, AND REGARDING THE COMPANY'S CLINICAL TRIALS. SUCH STATEMENTS ARE ONLY PREDICTIONS AND THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS

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          THAT MAY CAUSE SUCH DIFFERENCES INCLUDE THE RISK THAT PRODUCTS THAT
          APPEARED PROMISING IN EARLY RESEARCH AND CLINICAL TRIALS DO NOT DEMONSTRATE SAFETY OR EFFICACY IN LARGER-SCALE CLINICAL TRIALS AND THE RISK THAT THE COMPANY WILL NOT OBTAIN APPROVAL TO MARKET ITS PRODUCTS. THESE FACTORS AND OTHERS ARE MORE FULLY DISCUSSED IN THE COMPANY'S PERIODIC REPORTS AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

          Note: Maxamine-Registered Trademark-, Maxamine Therapy-TM-, MaxDerm-TM-, and the Maxim logo are trademarks of the Company.

          Editor's Note: This release is also available on the Internet at: http://www.maxim.com